Exhibit 99.1

Ventas Reports 2023 Second Quarter Results

CHICAGO--(BUSINESS WIRE)--August 3, 2023--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the second quarter ended June 30, 2023.

CEO Remarks

“We are pleased to deliver strong second quarter results with broad-based organic property growth across our diverse portfolio,” said Debra A. Cafaro, Ventas Chairman and CEO.

“All our businesses are contributing positively to total company performance. We demonstrated the significant competitive advantage of our scale and access to attractively priced capital across markets, providing us with outstanding liquidity and reinforcing our financial strength and flexibility. The performance of the properties underpinning our former mezzanine loan is off to a positive start, as our experienced and active asset management teams focus on driving performance and value in that portfolio.

“In SHOP, we continue to strongly believe in and experience the multiyear growth and recovery cycle. Growth in the quarter was led by outsized performance in U.S. assisted living, complemented by our highly occupied Canadian portfolio. We are actively managing our SHOP portfolio with our proven playbook to maximize performance.

“Our second quarter results underscore the growth in our diversified enterprise that serves a large and growing aging population, and we are pleased to confirm our full year enterprise outlook,” Cafaro concluded.

Second Quarter 2023 Highlights

  Net Income Attributable to Common Stockholders (“Net Income”) per share of $0.26
  Normalized Funds From Operations* (“Normalized FFO”) per share of $0.75
  Total Company Net Operating Income* (“NOI”) year-over-year growth of 7.9%. Total Company Same-Store Cash NOI* year-over-year growth of 7.0%
  On a Same-Store Cash NOI* basis, the Company’s senior housing operating portfolio (“SHOP”) grew 14% year-over-year led by the U.S. which grew 19% year-over-year. SHOP Same-Store Cash NOI growth was driven principally by REVPOR growth of 6.6% and moderating operating expense growth, which resulted in margin expansion of 160 basis points

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Second Quarter 2023 Enterprise Results

For the Second Quarter 2023, reported per share results were:

	Quarter Ended June 30,
	2023	2022	$ Change	% Change
Attributable Net Income	$0.26	($0.11)	$0.37	n/a
Nareit FFO*	$1.02	$0.60	$0.42	70%
Normalized FFO*	$0.75	$0.72	$0.03	4%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Equitized Loan Portfolio Transaction

On May 1, 2023, Ventas took ownership of the properties that secured the Company’s mezzanine loan to Santerre Health Investors (the “Santerre Mezzanine Loan”) by converting the outstanding principal amount of the Santerre Mezzanine Loan to equity, with no additional consideration being paid. These properties consist of a diverse pool of outpatient medical buildings, SHOP communities and triple-net leased healthcare facilities in the United States (such assets, collectively the “Equitized Loan Portfolio”).

On May 1, 2023, the fair value of the Equitized Loan Portfolio, as determined by a third-party appraisal, was estimated at $1.566 billion. In connection with taking ownership of the Equitized Loan Portfolio, the Company recognized $41 million in asset and liability valuation-related increases to Attributable Net Income composed of a $29 million gain and a $12 million reversal of a previously recorded CECL reserve on the Santerre Mezzanine Loan, which increases are included in Nareit FFO and excluded from Normalized FFO in the second quarter.

Financial Strength and Flexibility

Ventas’s long-term success is supported by its scale, strong liquidity and access to multiple sources of attractive capital. Year to date, the Company’s active capital markets activities have totaled approximately $2.4 billion, which has been used to refinance 2023 and 2024 maturing debt and improve its floating rate debt exposure to 10% of total consolidated debt, while enhancing its liquidity at June 30, 2023 to over $2.7 billion. Selected highlights of year-to-date successful capital markets activity include:

  Ventas Realty, LP issued $862.5 million of 3.75% Exchangeable Senior Notes due 2026 in June.
  Ventas Canada Finance Limited issued CAD $600 million of 5.398% Senior Notes due 2028 in April, and repurchased, at a discount to par, approximately CAD $527 million aggregate principal amount of its 2.80% Senior Notes due April 2024 and approximately CAD $87 million aggregate principal amount of its 4.125% Senior Notes due September 2024.
  In July, Ventas entered into a $427 million 10-year mortgage loan, which (after Ventas completes its contemplated purchase of a 7.5% tranche of the original principal balance of the loan) will result in a $395 million net mortgage loan at an all-in expected weighted average cash rate of 5.5%.
  The Company issued and sold under its “at-the-market” equity offering program (“ATM program”) a total of 2.3 million shares of common stock year-to-date at an average gross issuance price of $47.89 per share, resulting in approximately $110 million in gross proceeds.

Dispositions Including Partial Sale of Ardent Health Services Equity (“Ardent OpCo”)

During the second quarter, Ventas sold approximately 24% of its successful investment in Ardent OpCo for approximately $50 million in total cash proceeds. The valuation on the partial sale represents a greater than 4x equity multiple versus Ventas’s original investment basis. After the sale, Ventas retains an approximately 7.5% equity investment in Ardent OpCo. As a result of the sale, the Company recognized in Attributable Net Income and Nareit FFO a gain on sale of approximately $34 million in the second quarter, which is excluded from Normalized FFO.

In addition, the Company has received approximately $155 million year-to-date in disposition and loan repayment proceeds. The Company now expects to generate capital recycling proceeds of $450 million in 2023, which is an increase from the previous guidance for $300 million of capital recycling proceeds, principally composed of exercised purchase options and skilled nursing facilities from its Equitized Loan Portfolio.

Updated Full Year 2023 Guidance

The Company’s guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially.

	As of 5/8/23	As of 8/3/23
Attributable Net Income Per Share Range	$0.20 - $0.34	$0.22 - $0.32
Attributable Net Income Per Share Midpoint	$0.27	$0.27
Nareit FFO Per Share Range*	$2.97 - $3.11	$3.19 - $3.29
Nareit FFO Per Share Midpoint*	$3.04	$3.24
2023 Normalized Per Share FFO Range*	$2.90 - $3.04	$2.92 - $3.02
2023 Normalized Per Share FFO Midpoint*	$2.97	$2.97

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Investor Presentation

A second quarter earnings presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its second quarter 2023 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by reference into, and is not part of, this document.

Second Quarter 2023 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, August 4, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns or has investments in a highly diversified portfolio of approximately 1,400 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior housing communities, outpatient medical buildings, research centers, hospitals and other healthcare facilities. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, NOI and Same-Store Cash NOI. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, and their extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures, including the risk that some or all of the CARES Act or other COVID-19 relief payments we or our tenants, managers or borrowers received may be subject to recoupment; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments, including our ownership of the properties that previously secured the Santerre Mezzanine Loan; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities fines or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of new admissions, suspension, decertification or exclusion from federal, state or foreign healthcare programs or facility or community closure; (e) the impact of market and general economic conditions on us and our tenants, managers and borrowers, including economic and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in interest rates and exchange rates, tightening of lending standards and reduced availability of credit or capital, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (f) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to pay obligations due to us or our financial results and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (k) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (l) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (m) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (n) our ability to attract and retain talented employees; (o) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (p) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (q) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising interest rates; (r) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (s) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (t) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (u) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (v) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (w) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (x) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (y) the impact of purchase accounting adjustments, impairments, write downs and other non-cash charges related to our equitization of the Santerre Mezzanine Loan; (z) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (aa) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of June 30, 2023	As of December 31, 2022
Assets
Real estate investments:
Land and improvements	$2,630,480	$2,437,905
Buildings and improvements	27,438,274	26,020,048
Construction in progress	387,194	310,456
Acquired lease intangibles	1,498,639	1,346,190
Operating lease assets	321,344	310,307
	32,275,931	30,424,906
Accumulated depreciation and amortization	(9,792,822)	(9,264,456)
Net real estate property	22,483,109	21,160,450
Secured loans receivable and investments, net	27,749	537,075
Investments in unconsolidated real estate entities	629,184	579,949
Net real estate investments	23,140,042	22,277,474
Cash and cash equivalents	138,648	122,564
Escrow deposits and restricted cash	71,699	48,181
Goodwill	1,045,147	1,044,415
Assets held for sale	21,027	44,893
Deferred income tax assets, net	6,980	10,490
Other assets	647,319	609,823
Total assets	$25,070,862	$24,157,840
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,354,740	$12,296,780
Accrued interest	112,788	110,542
Operating lease liabilities	200,968	190,440
Accounts payable and other liabilities	1,069,590	1,031,689
Liabilities related to assets held for sale	2,959	6,492
Deferred income tax liabilities	29,702	35,570
Total liabilities	14,770,747	13,671,513
Redeemable OP unitholder and noncontrolling interests	271,671	264,650
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 400,620 and 399,707 shares outstanding at June 30, 2023 and December 31, 2022, respectively	100,206	99,912
Capital in excess of par value	15,584,858	15,539,777
Accumulated other comprehensive loss	(14,552)	(36,800)
Retained earnings (deficit)	(5,688,499)	(5,449,385)
Treasury stock, 276 and 10 shares issued at June 30, 2023 and December 31, 2022, respectively	(13,631)	(536)
Total Ventas stockholders’ equity	9,968,382	10,152,968
Noncontrolling interests	60,062	68,709
Total equity	10,028,444	10,221,677
Total liabilities and equity	$25,070,862	$24,157,840

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023		2022
Revenues
Rental income:
Triple-net leased	$154,355	$149,397	$304,094		$300,958
Outpatient medical and research portfolio	215,807	199,241	418,811		399,781
	370,162	348,638	722,905	—	700,739
Resident fees and services	724,614	658,056	1,429,607		1,309,177
Third party capital management revenues	3,996	4,326	8,173		8,275
Income from loans and investments	6,554	10,752	20,143		20,599
Interest and other income	1,032	1,166	2,775		1,702
Total revenues	1,106,358	1,022,938	2,183,603		2,040,492
Expenses
Interest	143,265	113,951	271,340		224,745
Depreciation and amortization	304,689	283,075	586,808		572,139
Property-level operating expenses:
Senior housing	547,110	507,446	1,084,332		982,976
Outpatient medical and research portfolio	72,171	63,328	139,084		126,511
Triple-net leased	3,537	3,585	7,333		7,593
	622,818	574,359	1,230,749		1,117,080
Third party capital management expenses	1,436	1,410	3,142		2,723
General, administrative and professional fees	34,399	32,915	79,197		75,913
(Gain) loss on extinguishment of debt, net	(6,801)	7	(6,801)		7
Transaction expenses and deal costs	3,069	13,078	4,455		33,070
Allowance on loans receivable and investments	(12,065)	(62)	(20,129)		(116)
Gain on foreclosure of real estate	(29,127)	—	(29,127)		—
Other	(17,959)	48,116	(10,197)		20,926
Total expenses	1,043,724	1,066,849	2,109,437		2,046,487
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	62,634	(43,911)	74,166		(5,995)
Income (loss) from unconsolidated entities	31,254	(1,047)	25,631		(5,316)
Gain (loss) on real estate dispositions	1,405	(34)	11,606		2,421
Income tax benefit	9,773	3,790	12,575		8,280
Income (loss) from continuing operations	105,066	(41,202)	123,978		(610)
Net income (loss)	105,066	(41,202)	123,978		(610)
Net income attributable to noncontrolling interests	1,613	1,214	3,008		3,074
Net income (loss) attributable to common stockholders	$103,453	$(42,416)	$120,970		$(3,684)
Earnings per common share
Basic:
Income (loss) from continuing operations	$0.26	$(0.10)	$0.31		$—
Net income (loss) attributable to common stockholders	0.26	(0.11)	0.30		(0.01)
Diluted:[1]
Income (loss) from continuing operations	$0.26	$(0.10)	$0.31		$—
Net income (loss) attributable to common stockholders	0.26	(0.11)	0.30		(0.01)
Weighted average shares used in computing earnings per common share
Basic	400,431	399,592	400,211		399,445
Diluted	404,122	403,526	403,957		403,393

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Funds From Operations Attributable to Common Stockholders (FFO)

(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q2 YoY
	2023	2022	Change
	Q2	Q2	’23-’22
Net income (loss) attributable to common stockholders	$103,453	$(42,416)	n/a
Net income (loss) attributable to common stockholders per share	$0.26	$(0.11)	n/a
Adjustments:
Depreciation and amortization on real estate assets	304,095	282,313
Depreciation on real estate assets related to noncontrolling interests	(4,344)	(4,335)
Depreciation on real estate assets related to unconsolidated entities	10,675	7,621
(Gain) loss real estate dispositions	(1,405)	34
Gain on real estate dispositions and other related to unconsolidated entities	—	(301)
Subtotal: Nareit FFO adjustments	309,021	285,332
Subtotal: Nareit FFO adjustments per share	$0.76	$0.71
Nareit FFO attributable to common stockholders	$412,474	$242,916	70%
Nareit FFO attributable to common stockholders per share	$1.02	$0.60	70%

Adjustments:
Change in fair value of financial instruments	(12,290)	37,837
Non-cash income tax benefit	(11,535)	(5,379)
(Gain) loss on extinguishment of debt, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	(6,795)	7
Gain on transactions related to unconsolidated entities	(33,492)	—
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	3,376	15,027
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	96	268
Other items related to unconsolidated entities	1,006	(1,285)
Non-cash impact of changes to equity plan	(2,402)	(2,389)
Materially disruptive events, net and including Ventas’ share attributable to unconsolidated entities	(6,902)	2,074
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	(12,064)	(61)
Gain on foreclosure of real estate	(29,127)	—
Subtotal: Normalized FFO adjustments	(110,129)	46,099
Subtotal: Normalized FFO adjustments per share	$(0.27)	$0.11
Normalized FFO attributable to common stockholders	$302,345	$289,015	5%
Normalized FFO attributable to common stockholders per share	$0.75	$0.72	4%
Weighted average diluted shares	404,122	403,526

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Net Income and FFO Attributable to Common Stockholders Full Year 2023 Guidance[1,2]

(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2023		FY 2023 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$88	$128	$0.22	$0.32

Depreciation and amortization adjustments	1,215	1,215	3.00	3.00
Gain on real estate dispositions	(12)	(12)	(0.03)	(0.03)
Other adjustments[3]	—	—	0.00	0.00

Nareit FFO attributable to common stockholders	$1,291	$1,331	$3.19	$3.29

Other adjustments[3]	(108)	(108)	(0.27)	(0.27)

Normalized FFO attributable to common stockholders	$1,183	$1,223	$2.92	$3.02
% Year-over-year growth			(2%)	1%

Weighted average diluted shares (in millions)	405	405

[1] The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

[2] Totals may not add due to minor corporate-level adjustments.
[3] Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Second Quarter 2023 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended June 30, 2023
	SHOP	OM&R	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$103,453
Adjustments:
Interest and other income					(1,032)
Interest expense					143,265
Depreciation and amortization					304,689
General, administrative and professional fees					34,399
Gain on extinguishment of debt, net					(6,801)
Transaction expenses and deal costs					3,069
Allowance on loans receivable and investments					(12,065)
Gain on foreclosure of real estate					(29,127)
Other					(17,959)
Income from unconsolidated entities					(31,254)
Gain on real estate dispositions					(1,405)
Income tax benefit					(9,773)
Net income attributable to noncontrolling interests					1,613
NOI	$177,504	$144,195	$150,818	$8,555	$481,072
Adjustments:
Straight-lining of rental income	—	(1,958)	519	—	(1,439)
Non-cash rental income	—	(2,177)	(12,502)	—	(14,679)
NOI not included in cash NOI[1]	(162)	(852)	(519)	—	(1,533)
Non-segment NOI	—	—	—	(8,555)	(8,555)
Cash NOI	$177,342	$139,208	$138,316	$—	$454,866
Adjustments:
Cash NOI not included in same-store	(10,015)	(9,859)	(8,029)	—	(27,903)
Same-store Cash NOI	$167,327	$129,349	$130,287	$—	$426,963
Percentage increase	14.0%	3.8%	2.0%		7.0%
	For the Three Months Ended June 30, 2022
	SHOP	OM&R	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(42,416)
Adjustments:
Interest and other income					(1,166)
Interest expense					113,951
Depreciation and amortization					283,075
General, administrative and professional fees					32,915
Loss on extinguishment of debt, net					7
Transaction expenses and deal costs					13,078
Allowance on loans receivable and investments					(62)
Other					48,116
Loss from unconsolidated entities					1,047
Loss on real estate dispositions					34
Income tax benefit					(3,790)
Net income attributable to noncontrolling interests					1,214
NOI	$150,610	$136,583	$145,812	$12,998	$446,003
Adjustments:
Straight-lining of rental income	—	(2,747)	(971)	—	(3,718)
Non-cash rental income	—	(3,493)	(12,610)	—	(16,103)
NOI not included in cash NOI[1]	1,431	(1,391)	(4,495)	—	(4,455)
Non-segment NOI	—	—	—	(12,998)	(12,998)
NOI impact from change in FX	(2,255)	—	(26)	—	(2,281)
Cash NOI	$149,786	$128,952	$127,710	$—	$406,448
Adjustments:
Cash NOI not included in same-store	(3,084)	(4,361)	—	—	(7,445)
NOI impact from change in FX not in same-store	124	—	—	—	124
Same-store Cash NOI	$146,826	$124,591	$127,710	$—	$399,127

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Outpatient Medical and Research Portfolio and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

BJ Grant
(877) 4-VENTAS